UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 2, 2004

CERADYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-13059	33-0055414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Redhill Avenue, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-0421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

   (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

   (17 CFR 240.13e-4(c))

Exhibit Index on page 4

Item 3.01 Notice	of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard;	Transfer of Listing.

On November 2, 2004, Ceradyne, Inc. (the “Company”) received a letter from the staff of The Nasdaq Stock Market, Inc. indicating that the Company had failed to timely certify to Nasdaq that it is in compliance with the new Audit Committee composition, Audit Committee charter, Nominating Committee charter, Executive Sessions and Code of Conduct requirements for continued listing set forth in Nasdaq Marketplace Rules 4350(d)(2)(A), 4350(d)(1), 4350(c)(4)(B), 4350(c)(2), and 4350(n). The Nasdaq letter further stated that the Company’s securities are, therefore, subject to delisting from the Nasdaq National Market.

On November 5, 2004, the Company submitted the required Corporate Governance Certification Form to Nasdaq, in which the Company certified that it is in compliance with all of the foregoing Marketplace Rules. The Nasdaq staff notified the Company on November 5, 2004 that the Company is now in compliance with all of the foregoing Marketplace Rules, and the matter is now closed.

On November 8, 2004, the Company issued a press release regarding the foregoing matters. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01. Financial	Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	Press release of Ceradyne, Inc. dated November 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.

November 8, 2004	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Ceradyne, Inc. dated November 8, 2004.

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